                      REVOLVING LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                           BURNS PHILP INC., as Lender

                                       AND

                     APPLIED MICROBIOLOGY, INC., as Borrower

                          DATED AS OF DECEMBER 12, 1996

                                   $2,500,000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1      Definitions...................................................  1

ARTICLE 2      Revolving Loan................................................  4
     2.1       Revolving Loan................................................  4
     2.2       Procedure for Loans...........................................  5
     2.3       Interest......................................................  5
               (a)      Interest.............................................  5
               (b)      Accrual and Computation of Interest..................  5
               (c)      Interest Payment.....................................  5
     2.4       Maximum Interest Rate.........................................  5
     2.5       Repayment.....................................................  6
     2.6       Default Interest Rate.........................................  6

ARTICLE 3      Grant of Security Interest....................................  6
     3.1       Grant of Security Interest....................................  6
     3.2       Lender's Appointment as Attorney-in-Fact......................  7
               (a)      Appointment..........................................  7
               (b)      Limitation on Exercise; Appointment Irrevocable......  8
               (c)      Accountability of Lender.............................  9
               (d)      Performance by Lender of Borrower's
                        Obligations..........................................  9

ARTICLE 4      Conditions Precedent..........................................  9
     4.1       Initial Loan..................................................  9
               (a)      Authority and Good Standing..........................  9
               (b)      Security Interest....................................  9
               (c)      Other Documents......................................  9
     4.2       All Loans..................................................... 10
               (a)      No Existing Default.................................. 10
               (b)      Representations and Warranties Correct............... 10
               (c)      Notice of Borrowing.................................. 10

ARTICLE 5      Representations and Warranties................................ 10
     5.1       Representations and Warranties of Borrower.................... 10
               (a)      Due Organization..................................... 10
               (b)      Chief Executive Office; Name......................... 10
               (c)      Requisite Power...................................... 10
               (d)      Corporate Action..................................... 11
               (e)      Authorization........................................ 11
               (f)      Binding Nature....................................... 11
               (g)      No Conflict.......................................... 11
               (h)      Litigation and Contingent Liabilities................ 11
               (i)      No Event of Default.................................. 11
               (j)      Compliance With Laws................................. 11
               (k)      Title................................................ 11
               (l)      No Other Security Interests.......................... 12
               (m)      First Priority Perfected Security Interest........... 12

               (n)      Taxes................................................ 12
               (o)      Financial Condition.................................. 12

               (p)      Insurance............................................ 13
               (q)      Full Disclosure...................................... 13
               (r)      Condition of Patents................................. 13
     5.2       Representations and Warranties of Lender...................... 13
               (a)      Due Organization and Requisite Power................. 13
               (b)      Corporate Action and Execution....................... 13
               (c)      No Conflict.......................................... 14

ARTICLE 6      Covenants..................................................... 14
     6.1       Further Assurances; Pledge of Instruments..................... 14
     6.2       Financial Information......................................... 14
     6.3       Maintenance of Records........................................ 14
     6.4       Maintenance of Existence...................................... 14
     6.5       Compliance With Laws.......................................... 15
     6.6       Taxes......................................................... 15
     6.7       Authorizations................................................ 15
     6.8       Notices....................................................... 15
     6.9       Insurance..................................................... 15
     6.10      Limitation on Liens on Collateral............................. 16
     6.11      Further Identification of Collateral.......................... 16
     6.12      Continuous Perfection......................................... 16
     6.13      Limitation on Certain Actions................................. 16
     6.14      Restrictions on Future Agreements............................. 16
     6.15      New Patents................................................... 17
     6.16      Lender's Right to Update List of Patents...................... 17
     6.17      Covenants Relating to Patents................................. 17

ARTICLE 7      Events of Default............................................. 18
     7.1       Events of Default............................................. 18
               (a)      Payments............................................. 18
               (b)      Other Covenants and Agreements....................... 18
               (c)      Warranties........................................... 18
               (d)      Bankruptcy........................................... 18
     7.2       Termination of Commitment and Acceleration.................... 19
     7.3       Other Remedies................................................ 19
     7.4       Expenses of Lender............................................ 20
     7.5       Waiver........................................................ 20
     7.6       Distribution of Proceeds of Sale.............................. 21
     7.7       Remedies Cumulative........................................... 21

ARTICLE 8      Miscellaneous................................................. 21
     8.1       Successors and Assigns and Sale of Interests.................. 21
     8.2       No Implied Waiver............................................. 22
     8.3       Amendments; Waivers........................................... 22
     8.4       Severability.................................................. 22
     8.5       Notices....................................................... 22
     8.6       Interpretation................................................ 23

     8.7       Governing Law................................................. 23
     8.8       Consent to Jurisdiction....................................... 23
     8.9       Counterparts.................................................. 24
     8.10      Headings...................................................... 24
     8.11      Release....................................................... 24
     8.12      Confidentiality............................................... 24
     8.13      Resolution of Disputes........................................ 24

            (a) Negotiation Between Executives............................... 24
            (b) Arbitration.................................................. 25

Exhibit A - Notice of Borrowing
Exhibit B - Collateral Assignment

Schedule 1 - Collateral

                      REVOLVING LOAN AND SECURITY AGREEMENT

      THIS REVOLVING LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of the 12th day of December, 1996, by and between BURNS PHILP INC., a Delaware corporation (together with its permitted assignees, "Lender"), and APPLIED MICROBIOLOGY, INC., a New York corporation ("Borrower"),

                              W I T N E S S E T H:

      WHEREAS, Borrower, Lender's affiliate Burns Philp (UK) plc, and Aplin & Barrett Limited are parties to that certain Share Purchase Agreement dated December 12, 1996 (the "Share Purchase Agreement"); and

      WHEREAS, in connection with the Share Purchase Agreement, Lender has agreed to lend on a revolving basis to Borrower, subject to the terms and conditions hereof, and Borrower desires to obtain from Lender, loans not to exceed in the aggregate at any time two million five hundred thousand dollars ($2,500,000):

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

                                   Definitions

      In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

      "Acceleration" means that the Loans shall have become due and payable prior to their stated maturity pursuant to Section 7.2 hereof.

      "Agreement" means this Revolving Loan and Security Agreement, as from time to time amended.

      "Borrower" shall have the meaning set forth in the heading to this Agreement.

      "Borrowing Date" shall have the meaning assigned to such term in Section 2.2(a) hereof.

      "Business Day" means a day when Lender and banks are customarily open for business in New York City, New York.

      "Citibank Prime Rate" means the rate of interest publicly announced from time to time by Citibank, N.A. in New York City, New York, as its "prime rate."

Any change in the prime rate announced by Citibank N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Closing Date" means the date on which each of the conditions precedent set forth in Article 4 hereof have been fulfilled to Lender's satisfaction and the initial Loan is made; provided, however, that in no event shall the Closing Date occur prior to the Final Payment Date.

      "Collateral" shall have the meaning assigned to such term in Section 3.1 of this Agreement.

      "Event of Default" shall have the meaning assigned to such term in Section
7.1 of this Agreement.

      "Final Payment Date" shall have the meaning assigned to such term in the Share Purchase Agreement.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Governmental Requirements" means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, approvals, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including but not limited to any change in any law, regulation or the interpretation thereof by any foreign or domestic governmental or other authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of Borrower or to any of the property owned, leased or used by Borrower, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

      "Incipient Default" shall have the meaning set forth in Section 4.2(a) hereof.

      "Interest Payment Date" means the first day of each calendar month, the first of which shall be the first such day after the Closing Date, provided that, if any such date is not a Business Day, the relevant Interest Payment Date shall be the next succeeding Business Day.

      "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give any security interest.)

      "Loans" shall have the meaning set forth in Section 2.1 hereof.

      "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or financial condition of Borrower or any of its Subsidiaries taken as a whole, (ii) the ability of Borrower to pay the Obligations in accordance with their terms, or (iii) the value of the Collateral or the perfection and priority of Lender's security interest therein.

      "Maturity" means any date on which the Loans or any portion thereof become due and payable, whether as stated or by Acceleration or otherwise.

      "Maturity Date" means June 30, 1999.

      "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender by Borrower, of any kind or nature, present or future, arising under this Agreement and whether or not evidenced by any note, guaranty or other instrument.

      "Patent Rights" means letters patent issued by the United States or any other country, and applications for letters patent of the United States or any other country, including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country.

      "Patents" means all of the following: (i) all Patent Rights in which the Borrower has title (ownership) as of the date of this Agreement, (ii) all Patent Rights in which the Borrower hereafter acquires title (ownership) to the extent that such Patent Rights relate to or represent improvements in or further developments of the nisin technology covered by the Patent Rights described in clause (i), and (iii) all reissues, continuations, continuations-in-part or extensions of any of the foregoing.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

      "Proceeds" means "proceeds," as such term is defined in section 9-306(1) of the UCC. In addition, the term "Proceeds" shall include, without limitation, all accounts, chattel paper, deposit accounts, instruments, equipment, inventory, consumer goods, farm products, documents, general intangibles and other Proceeds which arise from the sale, lease, transfer or other use or disposition of any kind of Collateral or Proceeds and all Proceeds of any type described above acquired with cash Proceeds.

      "Share Purchase Agreement" shall have the meaning given it in the first recital to this Agreement.

      "Subsidiary" of Borrower means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled directly or indirectly by Borrower, or one or more of the Subsidiaries of Borrower, or a combination thereof.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Each accounting term not defined herein and each accounting term partly defined herein to the extent not defined shall have the meaning given to it under GAAP. Each term used herein and not otherwise defined shall have the meaning given such term in the UCC if any.

                                    ARTICLE 2

                                 Revolving Loan

      2.1 Revolving Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to the Borrower (the "Loans") from time to time on and after the Final Payment Date and before the Maturity Date in an aggregate principal amount at any one time outstanding not to exceed two million five hundred thousand dollars ($2,500,000). During such period the Borrower may borrow, repay the Loans (in whole or in part) and reborrow any part of the Loans repaid; provided that borrowings and prepayments shall be in a minimum principal amount of two hundred fifty thousand dollars ($250,000) and not more than one borrowing shall be permitted in any consecutive ninety-day period.

      2.2 Procedure for Loans.

      (a) Borrower may borrow pursuant to this Article 2 by and through Borrower's giving Lender not less than five (5) Business Day's written notice of its request for a Loan, such notice to be substantially in the form of Exhibit A attached hereto. Such notice shall specify the date of the proposed borrowing (the "Borrowing Date"). Upon satisfaction of the conditions set forth in Article 4 hereof, Lender shall disburse the Loan requested in such notice in immediately available funds to Borrower an account designated by Borrower by written notice to Lender.

      (b) In lieu of delivering the written notice described above, Borrower may give Lender telephonic notice of any request for borrowing by the time required under this Section 2.2; provided, that such telephonic notice shall be confirmed in writing by delivery (which may include telecopy transmission) of a written notice to Lender by the close of business on the date of such telephonic notice.

      2.3 Interest.

      (a) Interest. The Loans shall bear interest from the date of disbursement on the outstanding principal amount thereof until the earlier of an Event of Default or the date upon which such amount shall become due and payable (whether upon Maturity, by Acceleration or otherwise) at a rate per annum equal to the Citibank Prime Rate.

      (b) Accrual and Computation of Interest. Interest shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

      (c) Interest Payment. Interest on the Loans shall be payable monthly in arrears on each Interest Payment Date. Interest on the Loans shall also be payable on the date of any prepayment as to the principal amount so repaid and on Maturity.

      2.4 Maximum Interest Rate. Nothing in this Agreement shall require Borrower to pay interest at a rate exceeding the maximum amount permitted by applicable law to be charged by Lender. If the amount of interest that accrues hereunder during any calendar month would exceed such maximum rate, the amount of interest that accrues hereunder and is added to the principal amount of the Loans with respect to such calendar month or is paid by Borrower with respect to such calendar month, as the case may be, shall be automatically reduced to the maximum permissible amount. If the amount of interest that accrues hereunder during any calendar month is reduced pursuant to the previous sentence and the amount of interest that accrues hereunder during any subsequent calendar month would be less than the maximum rate permitted by applicable law, then the amount of interest that accrues hereunder and is added to the principal amount of the Loans with respect to such calendar month or is paid by Borrower with respect to such calendar month, as the case may be, shall be automatically increased to the maximum permissible amount; provided that at no time shall the aggregate amount by which accrued interest has been increased pursuant to this sentence exceed the aggregate amount by which accrued interest has been reduced pursuant to the preceding sentence.


      2.5 Repayment. The Loans shall be repaid in full on the Maturity Date. All payments of principal and interest shall be in dollars and in immediately available funds to Lender at the following account - Citibank - N.Y., 399 Park Avenue, ABA #021000089, Account # 3846-6244, Favour: Burns Philp Inc.or such other account as Lender shall designate by written notice to Borrower and shall be made prior to 4:00 P.M. New York City time. All payments received after 4:00 P.M. New York City time shall be considered to have been received the next Business Day.

      2.6 Default Interest Rate. After the earlier of an Event of Default or Maturity (whether by Acceleration or otherwise) of the Loans, the Loans shall bear interest, payable on demand, at a rate per annum (on the basis of a 360-day year for the actual number of days involved) equal to the rate of interest specified in Section 2.3(a) plus three percent (3%) (the "Default Rate"), subject to Section 2.4. Any other amounts due and owing hereunder which are not paid when due shall bear interest at the Default Rate from the date due until paid.

                                    ARTICLE 3

                           Grant of Security Interest

      3.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by Acceleration or otherwise) of all the Obligations, Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under any Patents, including, without limitation, the Patents listed on Schedule 1 attached hereto and made a part hereof, and all Proceeds thereof (all of which being hereinafter collectively called the "Collateral").

      3.2 Lender's Appointment as Attorney-in-Fact.

      (a) Appointment. Borrower hereby irrevocably constitutes and appoints Lender, and any officer or agent thereof, upon the occurrence and during the continuance of an Event of Default, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or advisable in Lender's reasonable opinion to perfect, protect or enforce the security interest granted hereunder and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do the following:

            (i) To ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Borrower, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such monies due under any Collateral whenever payable;

            (ii) To pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

            (iii) To (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Lender or as Lender shall direct,
      (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral;
      (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (4) defend any suit, action or proceeding brought against Borrower with respect to any Collateral, (5) settle, compromise or adjust any suit, action or proceeding described in clause (4) above and, in connection therewith, give such discharges or releases as Lender may deem appropriate, (6) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any Patent throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its discretion determine,
      (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, (8) execute on behalf of Borrower all applications, documents and instruments necessary for Lender to assign, convey or otherwise transfer title in or dispose of the Patents to any third person, and (9) execute on behalf of Borrower and file any financing statement or amendment necessary to preserve or perfect Lender's security interests and to do, at Lender's option and Borrower's expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender's Lien therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do; and

            (iv) To prosecute patent applications for patents in the U.S. Patent and Trademark Office, and any other Patent Office, and to execute and file documents regarding any such prosecution, and to maintain and enforce any patents, and to transact any business before the U.S. Patent and Trademark

      Office and any other Patent Office that Lender may find necessary or advisable for the protection and maintenance of the Collateral, and to act in the name of the Borrower in any lawsuit, re-examination, reissue, or opposition, or other legal proceeding regarding the Patent or to maintain the Collateral, and to license and assign or otherwise commercialize the Patents.

      (b) Limitation on Exercise; Appointment Irrevocable. Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to Lender pursuant to this Section 3.2 hereof. Borrower hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section
3.2 hereof is a power coupled with an interest and shall be irrevocable until the Obligations are paid or otherwise satisfied in full.

      (c) Accountability of Lender. The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

      (d) Performance by Lender of Borrower's Obligations. If Borrower fails to perform or comply with any of its agreements contained herein necessary or advisable in the reasonable opinion of Lender for perfecting or protecting the Collateral or the security interest granted to Lender therein and Lender, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, and provided that Lender shall first have requested that Borrower take such necessary actions, the reasonable expenses, including attorneys' fees, of Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Citibank Prime Rate, as the case may be, shall be payable by Borrower to Lender on demand and shall constitute Obligations secured hereby.

                                    ARTICLE 4

                              Conditions Precedent

      4.1 Initial Loan. The obligation of Lender to make its initial Loan is, in addition to the conditions precedent specified in Section 4.2 hereof, subject to condition that the Lender shall have received the following, in form and substance satisfactory to Lender:

      (a) Authority and Good Standing. Such instruments or documents as Lender may reasonably request relating to the existence and good standing of Borrower or the authority for execution, delivery and performance of this Agreement, dated and in full force and effect on the Closing Date;

      (b) Security Interest. Evidence that all actions necessary or, in the reasonable opinion of Lender, desirable to perfect and protect the first priority security interest granted hereunder have been taken, including, without limitation, the recording of an agreement with the U.S. Patent and Trademark Office substantially in the form of Exhibit B attached hereto; and

      (c) Other Documents. Such other approvals, opinions or documents as Lender may reasonably request in connection with the execution of this Agreement by the Borrower or the perfection of the security interest created hereby.

      4.2 All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent:

      (a) No Existing Default. No Event of Default or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default (an "Incipient Default") shall exist on the Borrowing Date;

      (b) Representations and Warranties Correct. The representations and warranties set forth in Section 5.1 shall be true and correct on the Borrowing Date; and

      (c) Notice of Borrowing. Lender shall have received a notice of borrowing in substantially the form of Exhibit A and the statements certified in such notice shall be true and correct.

                                    ARTICLE 5

                         Representations and Warranties

      5.1 Representations and Warranties of Borrower. In order to induce Lender to enter into or become a party to this Agreement and to make the Loans, Borrower makes the following representations and warranties to Lender as of the date hereof, the Closing Date and each Borrowing Date:

      (a) Due Organization. Borrower and each of its Subsidiaries is (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, or in which failure to be so qualified and in good standing would have a Material Adverse Effect.

      (b) Chief Executive Office; Name. Borrower's chief executive office (as that term is used in Article 9 of the UCC) and the place where Borrower maintains its records concerning the Collateral is 771 Old Saw Mill River Road, Tarrytown, New York 10591. Except for changes made in accordance with the provisions of Section 6.12 hereof, Borrower's legal name is, and has at all times during the five-year period preceding the date of this Agreement has been, Applied Microbiology, Inc.

      (c) Requisite Power. Borrower has all requisite power and all material governmental licenses, permits, authorizations, consents and approvals necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Borrower has all requisite corporate power to borrow the sums provided for in this Agreement, and

Borrower has all requisite corporate power to execute, deliver and issue this Agreement.

      (d) Corporate Action. All corporate actions on the part of Borrower necessary for the authorization, execution and delivery and performance of this Agreement, have been duly taken and are in full force and effect.

      (e) Authorization. Each Person executing this Agreement on behalf of Borrower is fully authorized to execute and deliver the same.

      (f) Binding Nature. This Agreement is a legal, valid and binding obligation of Borrower, in full force and effect and enforceable in accordance with its respective terms, except for the effect of applicable laws regarding bankruptcy or insolvency.

      (g) No Conflict. Neither the execution nor delivery of this Agreement, nor fulfillment of nor compliance with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of any Governmental Requirement, or of any agreement or instrument binding upon Borrower, or conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Borrower, except to the extent that any such conflicts or breaches could not in the aggregate reasonably be expected to have a Material Adverse Effect, or (b) result in the creation or imposition of any Lien upon any of the Collateral pursuant to any such agreement or instrument. No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by Borrower other than those which will be obtained or made prior to the Closing Date, for the due execution, delivery and performance by Borrower of this Agreement or for the validity or enforceability thereof.

      (h) Litigation and Contingent Liabilities. There is no action, suit, investigation, tax claim or proceeding pending or, to the knowledge of Borrower, threatened in writing against or affecting the Patents, before any court, arbitrator or administrative or governmental body. To the knowledge of Borrower, no third party is infringing on any of the Patents.

      (i) No Event of Default. No Event of Default has occurred and is continuing or would result from the execution of this Agreement.

      (j) Compliance With Laws. Borrower and its Subsidiaries are in compliance with all Governmental Requirements applicable to the Collateral with only such exceptions as in the aggregate have no Material Adverse Effect.

      (k) Title. Except Liens granted to Lender, Borrower is the sole legal and equitable owner of each item of the

Collateral, having good, marketable and insurable title thereto free and clear of any and all Liens. Schedule 1 hereto contains a complete and correct list of all Patents in which Borrower has any rights.

      (l) No Other Security Interests. No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except any such statement or instrument filed with respect to the security interests granted pursuant to this Agreement.

      (m) First Priority Perfected Security Interest. As of the Closing Date and each Borrowing Date thereafter, this Agreement creates a valid security interest in all of the Collateral in which Borrower now or at any time hereafter has rights, and all filings and other action necessary or desirable to perfect and protect such security interest as a first priority security interest have been duly taken.

      (n) Taxes. Borrower and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon the Collateral except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no notice of Lien has been filed or recorded.

      (o) Financial Condition.

      (i) The audited consolidated financial statements of financial condition of Borrower and its Subsidiaries dated June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date:

            (1) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

            (2) are complete, accurate and fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

            (3) show all material indebtedness and other liabilities, direct or contingent of Borrower and its consolidated Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

      (ii) Since June 30, 1996, there has been no Material Adverse Effect.

      (p) Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

      (q) Full Disclosure. None of the representations or warranties made by Borrower under this Agreement as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of Borrower or any of its Subsidiaries pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

      (r) Condition of Patents. All the Patents are valid and enforceable, and are not unenforceable due to inequitable conduct or otherwise. To the knowledge of Borrower, there is no material prior art, disclosure, public use, or on sale activity, that was not properly disclosed to the U.S. Patent and Trademark Office during prosecution of the Patents. To the knowledge of Borrower, there is no public use, public disclosure, or on sale activity that could invalidate any Patent or make any Patent unenforceable. The best mode for practicing the invention covered by each Patent is taught in the specification of each Patent. All actual inventors of each Patent are duly listed on each Patent. None of the Patents are subject to any license or other agreement except agreements that are permitted under Section 6.14 hereof or, with respect to agreements entered into prior to the date hereof, would have been permitted under Section 6.14 had they been entered into after the date hereof.

      5.2 Representations and Warranties of Lender. In order to induce the Borrower to enter into and become a party to this Agreement, the Lender makes the following representations and warranties to the Borrower as of the date of this Agreement, the Closing Date and each Borrowing Date:

      (a) Due Organization and Requisite Power. Lender is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Lender has all requisite corporate power and authority necessary to lend to the Borrower the sums provided for in this Agreement.

      (b) Corporate Action and Execution. Lender has taken all corporate action necessary for the authorization, execution, delivery and performance of this Agreement. This Agreement is a legal, valid and binding obligation of the Lender enforceable in accordance with its terms.

      (c) No Conflict. Neither the execution nor the delivery nor the performance of this Agreement by the Lender will violate or otherwise contravene the Lender's certificate of incorporation or bylaws or the terms of any agreement or any approvals or licenses (including governmental approvals) the breach of which would invalidate or prevent the Lender from making any Loans made or to be made pursuant to this Agreement.

                                    ARTICLE 6

                                    Covenants

      Unless Lender shall agree in writing otherwise, Borrower shall comply with the following provisions so long as any Obligation is outstanding or Lender has any commitment to lend hereunder:

      6.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem necessary or advisable to perfect and protect the security interest granted hereby or for the purpose of enforcing such security interest, including, without limitation, filing any financing or continuation statements under the UCC or recording any appropriate documentation with the United States Patent and Trademark Office to perfect and protect the Liens and security interests granted hereby. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, as its true and lawful attorney-in-fact, with full irrevocable power and authority to execute and file any such financing or continuation statement or other documentation on behalf of Borrower.

      6.2 Financial Information. As soon as reasonably practicable, Borrower shall furnish to Lender copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively, and any other documents filed by Lender with the Securities and Exchange Commission.

      6.3 Maintenance of Records. Borrower shall keep and maintain at its own cost and expense complete and accurate records of the Collateral.

      6.4 Maintenance of Existence. Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain (a) its corporate existence and, (b) all of its licenses, privileges and franchises, qualifications to do business and other rights necessary or advisable in the normal course of its businesses, except to the extent that the failure to preserve and maintain such rights could not reasonably be expected to have a Material Adverse Effect.

      6.5 Compliance With Laws. Borrower shall, and shall cause each of its Subsidiaries to, comply with all Governmental Requirements, except where the failure to do so would not have a Material Adverse Effect.

      6.6 Taxes. Borrower shall, and shall cause each of its Subsidiaries to,

pay and discharge when due any and all assessments and real and personal property taxes, including, but not limited to, federal and state taxes imposed on the Collateral, except as may be contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves in accordance with GAAP.

      6.7 Authorizations. Borrower shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity and enforceability of this Agreement against Borrower.

      6.8 Notices. Borrower shall advise Lender promptly upon becoming aware of the same, in reasonable detail, of:

            (a) the occurrence of any Incipient Default or Event of Default hereunder;

            (b) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of Lender or any of its Subsidiaries delivered to Lender pursuant to Section 6.2;

            (c) any Lien, other than the Liens granted pursuant to this Agreement, attaching to or asserted against any of the Collateral;

            (d) any material change in the composition of the Collateral;

            (e) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder; and

            (f) the commencement of, or any material development in, any litigation or proceeding affecting Lender or any of its Subsidiaries in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or in which the relief sought is an injunction or other stay of the performance of this Agreement or the operations of Borrower or any of its Subsidiaries.

      6.9 Insurance. Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance.

      6.10 Limitation on Liens on Collateral. Borrower shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except the Liens granted pursuant to this Agreement.

      6.11 Further Identification of Collateral. Borrower shall, if so requested by Lender, furnish to Lender, as often as Lender shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

      6.12 Continuous Perfection. Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Borrower shall have given Lender at least thirty
(30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading. Borrower shall not change its chief executive office or remove or cause to be removed the records concerning the Collateral from 771 Old Saw Mill River Road, Tarrytown, New York 10591, unless it shall have given Lender at least thirty (30) days' prior written notice thereof.

      6.13 Limitation on Certain Actions. Subject to Section 6.14, without the prior written consent of Lender, Borrower will not sell, assign, lease, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral or any interest therein, or attempt or contract to do so.

      6.14 Restrictions on Future Agreements. Borrower agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (such as, by way of example, a license agreement) that is inconsistent with Borrower's obligations under this Agreement, without Lender's prior written consent; provided, however, that Borrower may enter into license agreements with respect to the Patents without the prior written consent of Lender as long as such agreements are on standard, commercially reasonable, arm's length terms. Borrower shall notify Lender promptly after entering into any such license agreement and shall provide copies of any such license agreements to Lender upon request (subject to redaction of financial terms). In the event of an exercise of remedies by the Lender under this Agreement and any resultant extinguishment of the Borrower's rights in the Patents and Applications, any such licenses shall continue in full force and effect and Lender or any transferees through Lender as a result of such exercise of remedies shall succeed to Borrower's interest in such licenses.

      6.15 New Patents. If, before the Obligations shall have been satisfied in full, Borrower shall obtain rights to any new Patents, the provisions of Section
3.1 of this Agreement shall automatically apply thereto and Borrower shall give to Lender prompt written notice thereof.


      6.16 Lender's Right to Update List of Patents. Borrower hereby authorizes Lender to modify this Agreement by amending Schedule 1 hereto to include any future Patents acquired by Borrower.

      6.17 Covenants Relating to Patents. Borrower covenants and agrees as follows:

            (a) Borrower shall notify Lender no later than forty-five (45) days after the issuance of, or filing of any application for, any Patent not included in Schedule 1. If Lender so requests, Borrower will deliver to Lender an amendment to Schedule 1 describing such Patent. If such Patent is issued by or the subject of an application filed with the United States Patent and Trademark Office or with any similar office or agency of the United States, any state or territory thereof, or any foreign country or political subdivision thereof, and if Lender so requests, Borrower will file a new Collateral Assignment in the form of Exhibit B hereto covering all such Patents, with any and all such offices.

            (b) Borrower shall take all necessary actions as shall be reasonable and appropriate in accordance with prudent business practice to diligently prosecute each Patent application to issuance or final rejection after exhaustion of all available appeals.

            (c) Borrower shall promptly notify Lender, in writing, of any suit, action or proceeding brought against it relating to, concerned with or affecting the Collateral, and shall, upon request by Lender, deliver to Lender a copy of all pleadings, papers, orders, or decrees theretofore or thereafter filed in any such suit, action or proceeding, and shall keep Lender fully advised and informed, in writing, of the progress of any such suit, action or proceeding.

            (d) In the event that any of the Collateral is infringed upon by a third party, Borrower shall promptly notify Lender in writing of such infringement after Borrower learns thereof, and the full nature, extent, evidence and facts of such infringement known to Borrower, and shall, if such infringement could reasonably be expected to have a Material Adverse Effect, promptly sue for infringement and to recover any and all damages for such infringement, and shall take such other actions as Borrower shall reasonably deem appropriate under the circumstances to protect such Collateral.

            (e) Borrower shall take all actions necessary as shall be reasonable and appropriate in accordance with prudent business practice to preserve and maintain all rights in the Patents, including, without limitation, the timely payment of all maintenance fees. Borrower shall mark all goods and services covered by the Patents as "patented" or "patent pending," as appropriate.

                                    ARTICLE 7


                                Events of Default

      7.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

            (a) Payments. Borrower shall fail to pay when due any installment of principal, interest or any other sum payable hereunder and such failure shall continue unremedied for five (5) Business Days;

            (b) Other Covenants and Agreements. Borrower shall default in the performance of any of its material agreements set forth in any other provision herein which default has or could reasonably be expected to have a Material Adverse Effect and continuance of such default for thirty (30) days after notice thereof to Borrower from Lender;

            (c) Warranties. Any warranty or certification made by Borrower shall fail to be true, in any case on any date as of which the facts set forth are stated or certified and such failure has or could reasonably be expected to have a Material Adverse Effect; or

            (d) Bankruptcy. Borrower or any of its Subsidiaries (i) shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; (ii) shall file a petition initiating or shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; (iii) shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors; or (iv) shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of Borrower or any of its Subsidiaries under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding shall be commenced against Borrower under any other applicable federal or state law, and (A) the petition commencing the involuntary case is not timely controverted; or (B) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (C) an interim trustee is appointed to take possession of all or a portion of the property, to operate all or any part of the business of Borrower or any of its Subsidiaries; or (D) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer.

      7.2 Termination of Commitment and Acceleration. If any Event of Default described in Section 7.1(d) shall occur, all Obligations shall become immediately due and payable, all without notice of any kind, and Lender shall have no obligation to make further Loans hereunder. If any other Event of Default shall be continuing, Lender shall have no obligation to make further Loans hereunder and may declare all Obligations to be due and payable, whereupon all Obligations shall immediately become due and payable, as so declared by Lender and without presentment, demand, protest or other notice of any kind; provided, however, that Lender's right to declare the obligations due and payable hereunder based on the occurrence of an Event of Default under Section 7.1(a) shall not arise until after the failure to pay the amount due hereunder that gave rise to such Event of Default shall have continued unremedied for fifteen (15) Business Days after the date such payment was due. Any such declaration made pursuant to this Section 7.2 may be rescinded by Lender. Lender shall use commercially reasonable efforts to give Borrower notice of any Event of Default under Section 7.1(a); provided, however, that the failure to give such notice shall not affect Lender's rights hereunder.

      7.3 Other Remedies. If any Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it under this Agreement and all other rights provided at law or in equity, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Borrower further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 7.6 hereof, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including section 9-504(1)(c) of the UCC, need Lender account for the surplus, if any, to the person entitled by law to receive such surplus or Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Lender. Borrower agrees that Lender need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Borrower at its address referred to in Section 8.5 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, Borrower also being liable for the reasonable fees of any attorneys employed by Lender to collect such deficiency.

      7.4 Expenses of Lender. Borrower also agrees to pay all costs of Lender, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

      7.5 Waiver. Borrower hereby waives presentment, demand, protest or any notice not specifically required herein (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

      7.6 Distribution of Proceeds of Sale. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priority:

            First, to Lender in an amount sufficient to pay in full the reasonable costs of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including, without limitation, reasonable attorneys' fees;

            Second, to Lender in an amount equal to the aggregate amount of Obligations which are then unpaid;

            Finally, upon payment in full of all of the Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

      7.7 Remedies Cumulative. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

                                    ARTICLE 8

                                  Miscellaneous

      8.1 Successors and Assigns and Sale of Interests. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns; provided, however, that Borrower shall not assign its rights in whole or in part without the prior written consent of Lender, which consent may be withheld for any reason whatsoever, and any such assignment without such consent shall be void. Nothing in this Agreement, whether express or implied, shall be construed to give any person (other than the parties hereto and their respective successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, its rights and obligations under this Agreement to any person to which any rights of Burns Philp (UK) plc are assigned pursuant to the

Share Purchase Agreement without the consent of Borrower. Any other assignment by Lender of its rights and obligations under this Agreement shall require the prior written consent of Borrower.

      8.2 No Implied Waiver. No delay or omission to exercise any right, power or remedy accruing to Lender upon any breach or default of Borrower under this Agreement shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter.

      8.3 Amendments; Waivers. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by Borrower and signed and delivered by Lender. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      8.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid.

      8.5 Notices. Any notices, requests, demands or other communications hereunder, shall be in writing and shall be deemed to have been duly given when personally delivered, whether by hand, air courier or by facsimile confirmed by receiving party to the following addresses:

      To Borrower:

            Applied Microbiology, Inc.
            771 Old Saw Mill River Road
            Tarrytown, NY 10591
            Attn:  Benjamin T. Sporn
                   Vice President - Legal
            Fax:   914-347-6370

      With a copy to:

            Brobeck, Phleger & Harrison LLP

            1633 Broadway, 47th Floor
            New York, NY 10019
            Attn:  Richard R. Plumridge, Esq.
            Fax:   212-586-7878

      To Lender:

            Burns Philp Inc.
            222 Sutter Street, 9th Floor
            San Francisco, CA 94108
            Attn:  Vice President Finance
            Fax:   415-296-5746

      With a copy to:

            Burns Philp & Co. Ltd.
            7 Bridge Street
            Sydney, NWS 2000, Australia
            Attn:  The Company Secretary
            Fax:   61 2 9247 8391

      With a copy to:

            Burns Philp Food, Inc.
            222 Sutter Street, 9th Floor
            San Francisco, CA 94108
            Attn:  Lorraine E. Vega, Esq.
            Fax:   415-296-5746

or to such other addresses as either party may specify in writing to the other.

      8.6 Interpretation. This Agreement, together with the exhibits to this Agreement, is intended by Lender and Borrower as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

      8.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such state.

      8.8 Consent to Jurisdiction. Subject to Section 8.13 hereof, the parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby agree to submit themselves to the exclusive jurisdiction of the courts of the State of New York located in New York City, and the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. The parties hereby waive, to the fullest extent they may effectively do so under applicable law, any objection which they now or hereafter have to the laying of the venue of any such matter brought in any such court and any claim that any such matter brought in any such court has been brought in an inconvenient forum. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or by giving notice to such party pursuant to this Agreement.

      8.9 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

      8.10 Headings. Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

      8.11 Release. Upon the repayment of the Obligations in full, the Lender shall forthwith release all of the security interests in the Collateral granted pursuant to this Agreement and shall reassign or reconvey all rights and interests in the Collateral to which it has become entitled and shall return to the Borrower any Collateral in its possession.

      8.12 Confidentiality. Lender hereby agrees, with respect to any information received from Borrower pursuant to this Agreement which Borrower reasonably considers to be a trade secret or classified information and which Borrower notifies Lender of such belief in writing at the time of delivery (save that information as to any intellectual property of the Borrower shall be deemed confidential without notice thereof), and information derived therefrom, to hold such information in strict confidence, to take all reasonable precautions to protect such information and not to disclose any such information to any third party; provided that the foregoing obligations shall not apply to such information as:

            (i) is required to be disclosed by applicable law or regulation;

            (ii) was publicly known prior to disclosure by Borrower of such information to Lender;

            (iii) becomes publicly known, without fault on the part of Lender, subsequent to disclosure by Borrower of such information to Lender; or

            (iv) is received by Lender at any time from a source, other than Borrower, lawfully having possession of and the right to disclose such information.

      8.13 Resolution of Disputes.

      (a) Negotiation Between Executives. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement, or the breach, termination or validity hereof, by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of such notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate arbitration of the controversy or claim as provided hereinafter.

      If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

      (b) Arbitration. If a dispute arising out of or relating to this Agreement, or the breach, termination or validity hereof, has not been resolved by negotiation as provided herein, it shall be settled by arbitration in accordance with the Center for Public Resources Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall take place in New York City, New York, shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        BURNS PHILP INC.



                                        By___________________________________
                                                  Lorraine E. Vega, Esq.
                                        Title     Its Lawful Attorney


                                        APPLIED MICROBIOLOGY, INC.,
                                        a New York Corporation



                                        By___________________________________
                                                  Benjamin T. Sporn
                                        Title     Vice President


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